UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
POST-EFFECTIVE AMENDMENT NO. 1

NORTHWEST OIL & GAS TRADING COMPANY, INC.
(Name of registrant as specified in its charter)

Nevada	1381	82-3552932
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4650 Wedekind Road, #2 Sparks, Nevada 89431
(775) 882-7549
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Resident Agency National
4650 Wedekind Road, #2
Sparks, Nevada 89431
(775) 882-7549

With a copy to:

American Lawyers International, PLLC
c/o Paul Camp Lane
7380 West Sand Road, Suite 395
Orlando, FL 32819
(407) 316-9988

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1) ($)	Proposed Maximum Aggregate Offering Price(1) ($)	Amount of Registration Fee ($)
Selling Shareholders	390,000	$0.20	$78,000	$9.45

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-229036) of Northwest Oil & Gas Trading Company, Inc. is being filed to include an updated legal opinion of substitute legal counsel on Exhibit 5.1 and to amend the Section in the Prospectus entitled “Legal Representation” to update the name of substitute legal counsel.
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The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. Except as otherwise set forth above, no changes have been made to the Prospectus contained in the Registration Statement (which Prospectus continues to form a part of the Registration Statement). No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

LEGAL REPRESENTATION

American Lawyers International, PLLC, will pass upon the validity of the common stock offered hereby.

ITEM 16. Exhibits and Financial Statement Schedules

(a)	Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

5.1	Legal Opinion and Consent of American Lawyers International, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sparks on December 17, 2019.

NORTHWEST OIL & GAS TRADING COMPANY, INC.

By: /s/ Joachim Haas
Name: Joachim Haas
Title: Chief Executive Officer, President and Director
(Principal executive officer)

By: /s/ Thomas Hoeder
Name: Thomas Hoeder
Title: Chief Financial Officer
(Principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joachim Haas	December 17, 2019
Name: Joachim Haas
Chief Executive Officer, President and Director
(Principal executive officer)

/s/ Thomas Hoeder	December 17, 2019
Name: Thomas Hoeder
Chief Financial Officer
(Principal accounting officer)

/s/ Michael Ende	December 17, 2019
Name: Michael Ende
Director

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